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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 7 to Registration Statement No. 333-141296 on Form F-1/ F4 of our report dated February 9, 2007 related to the balance sheet of Star Bulk Carriers Corp. as of February 5, 2007, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte.
Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
October 30, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM